                                                                   EXHIBIT 10.21


                                                                  CONFORMED COPY



================================================================================

                               HHC 1998-1 TRUST

                     ____________________________________


                               CREDIT AGREEMENT

                          dated as of August 11, 1998

                     ____________________________________


                                 $238,125,000
                                Credit Facility

                     ____________________________________



                            CHASE SECURITIES INC.,
                                 as Arranger,

                      MORGAN STANLEY SENIOR FUNDING, INC.
                                      and
                         BT ALEX. BROWN INCORPORATED,
                               as Co-Arrangers,


                            BANKERS TRUST COMPANY,
                            as Documentation Agent,

                     MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Syndication Agent

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----
     SECTION 1.  DEFINITIONS            1
     1.1   Defined Terms..........................................    1

     SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................    1
     2.1   Commitments............................................    1
     2.2   Procedure for Borrowing................................    2
     2.3   Conversion to Term Synthetic Loans.....................    3
     2.4   Optional and Mandatory Prepayments.....................    3
     2.5   Conversion and Continuation Options....................    4
     2.6   Reduction of Commitment................................    5
     2.7   Interest Rates and Payment Dates.......................    5
     2.8   Computation of Interest................................    5
     2.9   Inability to Determine Interest Rate...................    6
     2.10  Pro Rata Treatment and Payments........................    6
     2.11  Illegality.............................................    8
     2.12  Requirements of Law....................................    9
     2.13  Indemnity..............................................   11
     2.14  Repayment of Loans; Evidence of Debt...................   12
     2.15  Replacement of Lenders.................................   13

     SECTION 3.  REPRESENTATIONS AND WARRANTIES...................   13

     SECTION 4.  CONDITIONS PRECEDENT.............................   13
     4.1   Conditions to Effectiveness............................   13
     4.2   Conditions to Each Loan................................   13

     SECTION 5.  COVENANTS              14

     5.1   Other Activities.......................................   14
     5.2   Ownership of Property, Indebtedness....................   14
     5.3   Disposition of Assets..................................   14
     5.4   Compliance with Operative Agreements...................   14
     5.5   Further Assurances.....................................   15
     5.6   Notices................................................   15
     5.7   Discharge of Liens.....................................   15
     5.8   Recordkeeping..........................................   15

     SECTION 6.  REMEDIAL PROVISIONS..............................   15
     6.1   Events of Default......................................   15

     SECTION 7.  [INTENTIONALLY OMITTED]..........................   17

     SECTION 8.  MATTERS RELATING TO PAYMENTS AND COLLATERAL;
     INTERCREDITOR AGREEMENT

                                                                     Page
                                                                     ----
     8.1   The Account............................................   17
     8.2   Proceeds of Collateral; Proceeds Remaining in Account..   20
     8.3   Certain Remedial Matters...............................   20
     8.4   Release of the Property, etc...........................   21

     SECTION 9.  MISCELLANEOUS          21
     9.1   Amendments and Waivers.................................   21
     9.2   Notices................................................   22
     9.3   No Waiver; Cumulative Remedies.........................   23
     9.4   Survival of Representations and Warranties.............   23
     9.5   Successors and Assigns; Participations and Assignments.   23
     9.6   Set-off................................................   27
     9.7   Counterparts...........................................   27
     9.8   Severability...........................................   27
     9.9   Integration............................................   28
     9.10  Governing Law; No Third Party Rights...................   28
     9.11  Submission to Jurisdiction; Waivers....................   28
     9.12  Special Indemnification................................   28
     9.13  Nonrecourse............................................   29


EXHIBITS
--------

Exhibit A-1    Form of Tranche A Revolving Credit Note
Exhibit A-2    Form of Tranche B Revolving Credit Note
Exhibit A-3    Form of Tranche A Term Loan Note
Exhibit A-4    Form of Tranche B Term Loan Note
Exhibit B      Form of Assignment and Acceptance
Exhibit C      Form of Section 2.12(d) Certificate


SCHEDULES
---------

Schedule 1.1   Commitments of Lenders
Schedule 2     Pricing Grid

          CREDIT AGREEMENT, dated as of August 11, 1998, among HHC 1998-1 TRUST, a Delaware business trust (the "Borrower"), the several lenders from time to
                                --------
time parties hereto (the "Lenders"), CHASE SECURITIES INC., as arranger (the
                          -------
"Arranger"), MORGAN STANLEY SENIOR FUNDING, INC. and BT ALEX. BROWN
---------
INCORPORATED, as co-arrangers (collectively, in such capacity, the "Co-
                                                                    --
Arrangers"), BANKERS TRUST COMPANY, as documentation agent (in such capacity, the "Documentation Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as syndication
     -------------------
agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK,
                              -----------------
a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Agent").
               -----

          The parties hereto hereby agree as follows:


                                1.  DEFINITIONS

          1.1  Defined Terms.  Capitalized terms used herein but not otherwise
               -------------
defined in this Agreement shall have the respective meanings set forth in Annex A attached to the Participation Agreement dated as of the date hereof among Lessee, the Borrower, the Investors, the Agent and the Lenders, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.


                      2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Commitments.  (a)  Subject to the terms and conditions hereof,
               -----------
each Lender severally agrees to the extent of its Commitment to extend credit to the Borrower from time to time on any Borrowing Date during the Commitment Period by making loans in Dollars (individually, such a Loan is a "Revolving
                                                                   ---------
Credit Synthetic Loan", and collectively such Loans are the "Revolving Credit
---------------------                                        ----------------
Synthetic Loans"; for purposes of clarity, Revolving Credit Synthetic Loans do
---------------
not include any Senior Secured Obligations") to the Borrower from time to time; provided, however, that in no event shall any Revolving Credit Synthetic Loans
--------  -------
be made, if the aggregate amount of the Revolving Credit Synthetic Loans to be made would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Commitments. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Synthetic Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (a) Each borrowing of Revolving Credit Synthetic Loans pursuant to the Commitments (other than borrowings pursuant to Section 2.2(c)) shall be in an aggregate principal amount of the lesser of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof or, with respect to a Requisition for payment of Property Acquisition Costs, a whole multiple of $10,000 in excess thereof, in the case of Alternate Base Rate Loans, and $2,000,000 or a whole multiple of $100,000 in excess thereof, in the case of Eurodollar Loans and (ii) the Available Commitments.

          2.2  Procedure for Borrowing.  (a)  The Borrower may borrow under the
               -----------------------
Commitments during the Commitment Period on any Business Day, provided that,
                                                              --------
with respect to any borrowing, the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m. New York City time, (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested Borrowing Date if the borrowing is to be solely of Alternate Base Rate Loans) and specifying (A) the amount of the borrowing, (B) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) the requested Borrowing Date. Upon receipt of such notice the Agent shall promptly notify each Lender. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Agent at the office of the Agent specified in Section 9.2 (or at such other location as the Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender. Loan proceeds received by the Agent hereunder shall promptly be made available to the Borrower by the Agent's crediting the account of the Construction Agent, at the office of the Agent specified in Section 9.2, with the aggregate amount actually received by the Agent from the Lenders and in like funds as received by the Agent. The Borrower may submit no more than three Requisitions in any one calendar month, one of which may be for construction related costs and up to two of which may be for Property Acquisition Costs.

          (a) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $100,000 in excess thereof and (ii) no more than sixteen Interest Periods shall be in effect at any one time.

          (b) Notwithstanding anything in the foregoing Section 2.3(a) to the contrary, on each date during the Construction Period with respect to any Construction Period Property which is one Business Day prior to any Interest Payment Date, unless otherwise requested by the Borrower at least three Business Days prior to such Interest Payment Date by written notice to the Agent, the Borrower shall be deemed to have requested a borrowing pursuant to Section 2.3(a) of Alternate Base Rate Loans in an amount equal to the aggregate amount of Allocated Interest on the Loans due and payable on such Interest Payment Date with respect to the Construction Period Properties. The Borrowing Date with respect to any such borrowing shall be the relevant Interest Payment Date (provided, that the making of the Loans pursuant to such borrowing shall be
---------
subject to satisfaction of the applicable conditions precedent set forth in
Section 4.2) and the proceeds of such borrowing shall be applied to pay such interest. On each such Borrowing Date, the Tranche A/B Property Cost and the Tranche A/B Construction Property Cost of each Construction Period Property shall be increased by an amount equal to the Allocated Interest paid on such date with respect to such Property.

          (c) A portion of the principal amount of each Revolving Credit Synthetic Loan made by each Lender, and upon conversion pursuant to Section 2.3, each Term Synthetic Loan of each Lender, equal to the Tranche A Percentage of the principal amount of such Loan shall be deemed to be a "Tranche A Loan" for
                                                           --------------
the purposes of the Operative Agreements and the
remaining portion of the principal amount of such Loan shall be deemed to be a "Tranche B Loan" for the purposes of the Operative Agreements, provided that
 --------------                                                --------
payments in respect of the Loans shall be allocated to reduce the aggregate outstanding principal amount of Tranche A Loans and Tranche B Loans of each Lender in the manner specified in Section 2.10(a).

          2.3  Conversion to Term Synthetic Loans.  If, on any anniversary of
               ----------------------------------
the Initial Closing Date, the sum of (a) the then outstanding Revolving Credit Synthetic Loans plus the then outstanding Investor Contribution and (b) the then outstanding Senior Secured Revolving Credit Loans and Swing Line Loans exceeds $75,000,000 (the "Excess Amount"), then the following actions shall be taken (if
                  -------------
applicable) in the following order:

          (i) the Commitments shall be automatically reduced by an amount equal to the Excess Amount less an amount equal to 4.75% of the Excess Amount (the "Investor Excess Amount"), and
                  ----------------------

          (ii) any amount of outstanding Revolving Credit Synthetic Loans up to the Excess Amount less the Investor Excess Amount shall be converted to term loans (any such Revolving Credit Synthetic Loans so converted being herein called the "Term Synthetic Loans").
                        --------------------

          2.4  Optional and Mandatory Prepayments.  (a)  Subject to Section
               ----------------------------------
2.13, the Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, by irrevocable notice to the Agent by 10:00 a.m., New York City time, on the same Business Day in the case of Alternate Base Rate Loans, and three Business Days' irrevocable notice to the Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. If such notice is given, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments of Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000, or a whole multiple of $100,000 in excess thereof with respect to Eurodollar Loans or
(II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Loans.

          (a) If on any date the Agent or the Borrower shall receive, with respect to any Property, any payment in respect of excess wear and tear pursuant to Section 21.3 of the Lease (a "Wear and Tear Payment") or any Net Sales
                                 ---------------------
Proceeds Shortfall pursuant to Section 21.3 of the Lease, such payment shall be applied to prepay the Loans on such date in accordance with Section 8.1(b)(vi).

          (b)(i) On any date on which the Lessee is obligated to pay the Lessor an amount equal to (x) the Termination Value of any Property in connection with the delivery of a Termination Notice or (y) the Termination Value of any Property in connection with the exercise of a Purchase Option or Maturity Date Purchase Option, such amount shall be applied to prepay the Loans on such date in accordance with Section 8.1(b)(ii), and (ii) on any date on which any Property shall have been sold pursuant to Section 21 of the Lease, the Borrower shall prepay the

Loans on such date in an amount equal to the proceeds of such sale (net of costs and expenses described in Section 21.2(i) of the Lease) in accordance with
Section 8.1(b)(iii).

          (c) Each prepayment of the Loans pursuant to Section 2.4(b) or 2.4(c) shall be allocated to reduce the Tranche A/B Property Cost of the affected Property. Each prepayment of the Loans pursuant to Section 2.5(a) shall be allocated to reduce the respective Tranche A/B Property Costs of all Properties, pro rata according to the Tranche A/B Property Costs of such Properties
--- ----
immediately before giving effect to such prepayment. Any amounts applied to reduce the Tranche A/B Property Cost of any Construction Period Property pursuant to this paragraph (d) shall also be applied to reduce the Tranche A/B Construction Property Cost of such Property until such Tranche A/B Construction Property Cost has been reduced to zero.

          2.5  Conversion and Continuation Options.  (a)  Subject to Section
               -----------------------------------
2.13, the Borrower, may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date. The Borrower may elect from time to time to convert all or a portion of the Alternate Base Rate Loans then outstanding to Eurodollar Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day.
Upon receipt of any notice pursuant to this Section 2.5, the Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans may be converted as provided herein, provided that partial conversions of
                                     --------
Alternate Base Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 or a whole multiple of $100,000 in excess thereof; and provided, further, that no Alternate Base Rate Loan may be
                    --------  -------
converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have, by written notice to the Borrower, determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Maturity Date.

          (a) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Annex A, of the length of the next
                                        -------
Interest Period to be applicable to such Loans, provided that no Eurodollar Loan
                                                --------
may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have, by written notice to the Borrower, determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.3(b) would be contravened or (iii) after the date that is one month prior to the Maturity Date.

          2.6  Reduction of Commitment.  The Commitments shall from time to time
               -----------------------
be automatically and permanently reduced (a) to the same extent, on a dollar for dollar basis, as the Revolving Credit Commitments are reduced pursuant to
Section 3.3 of the Senior Secured Credit

Agreement, (b) by the amounts applied by HHC pursuant to Section 3.4(b)(v) of the Senior Secured Credit Agreement to reduce the Revolving Credit Commitments and prepay the Senior Secured Term Loans and (c) to the extent that Loans are repaid as the result of the exercise by Lessee of its option to purchase Properties pursuant to Section 20.1 of the Lease with amounts available pursuant to Section 3.4(b)(i), (ii), (iii) or (iv) of the Senior Secured Credit Agreement for such purpose.

          2.7  Interest Rates and Payment Dates.  (a)  Eurodollar Loans shall
               --------------------------------
bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin from time to time in effect.

          (a) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

          (b) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an Alternate Base Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in Section 2.5), and any such overdue amount shall, without limiting the rights of the Lenders under Section 6, bear interest (which shall be payable on demand) at a rate per annum which is 2% plus the Alternate Base Rate plus the Applicable Margin (or, in the case of a Eurodollar Loan, the Eurodollar Rate for the Interest Period plus the Applicable Margin from time to time in effect plus 2%, if higher) from the date of such non-payment until paid in full (as well after as before judgment).

          (c) Except as otherwise expressly provided for in this Section 2.7, interest shall be payable in arrears on each Interest Payment Date.

          2.8  Computation of Interest.  (a)  Interest in respect of Alternate
               -----------------------
Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Prime Rate, shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans and in respect of Alternate Base Rate Loans at any time that the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

          (a) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Agent in determining the Eurodollar Rate.

          2.9  Inability to Determine Interest Rate.  In the event that the
               ------------------------------------
Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Borrower has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to the Borrower and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be converted on the last day of the then current Interest Period applicable thereto into Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

          2.10  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each conversion of Revolving Credit Synthetic Loans to Term Synthetic Loans and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise provided in Section 2.4 or
Section 8, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders (it being understood that, except as otherwise provided in Section 8, any payment so made in respect of principal of any Lender's Loans shall be deemed to ratably reduce the outstanding amount of Tranche A Loans and Tranche B Loans of such Lender).

          (a) If any Lender (a "Non-Funding Lender") has (x) failed to make a
                                ------------------
Loan required to be made by it hereunder, and the Agent has determined that such Lender is not likely to make such Loan or (y) given notice to the Borrower or the Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, (i) any payment made on account of the principal of the Loans outstanding shall be made as follows:

          (A) in the case of any such payment made on any date when and to the extent that in the determination of the Agent the Borrower would be able under the terms and conditions hereof to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent to such reborrowing, such payment shall be made on account of the outstanding Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts
              --- ----
       of the Revolving Credit Synthetic Loans of such Lenders; and

          (B) otherwise, such payment shall be made on account of the outstanding Loans held by the Lenders pro rata according to the
                                             --- ----
       respective outstanding principal amounts of such Loans; and

(ii) any payment made on account of interest on the Loans shall be made pro rata
                                                                        --- ----
according to the respective amounts of accrued and unpaid interest due and payable on the Loans with respect to which such payment is being made. The Borrower agrees to give the Agent such assistance in making any determination pursuant to subparagraph (i)(A) of this paragraph as the Agent may reasonably request. Any such determination by the Agent shall be conclusive and binding on the Lenders.

          (b) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Lenders at the Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States and in immediately available funds. The Agent shall promptly distribute such payments in accordance with the provisions of
Section 8 upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (c) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent in accordance with Section 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(d) shall be conclusive absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder (in lieu of any otherwise applicable interest), on demand, from the Borrower, without prejudice to any rights which the Borrower or the Agent may have against such Lender hereunder. Nothing contained in this Section 2.10 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

          (d) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

          (e) All payments and optional prepayments (other than prepayments as set forth in Section 2.12 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $2,000,000 or a whole multiple of $100,000 in excess thereof.

          2.11  Illegality.  Notwithstanding any other provision herein, if any
                ----------
Change in Law occurring after the date that any lender becomes a Lender party to this Agreement, shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended until such time, if any, as such illegality shall no longer exist, and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. The Borrower hereby agrees to pay any Lender, promptly upon its demand, any amounts payable pursuant to Section 2.13 in connection with any conversion in accordance with this Section 2.11 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to the Borrower through the Agent, to be conclusive absent manifest error).

          2.12  Requirements of Law.  (a)  In the event that any Change in Law
                -------------------
or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date that any lender becomes a Lender party to this
Agreement:

                (i) does or shall subject any such Lender or its Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) net income and franchise taxes imposed on the net income of such Lender or its Eurodollar Lending Office by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Lender or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes
                                                    --------
     payable by Lenders subject to such other system of taxation are not generally charged to borrowers from such Lenders having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

               (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

               (iii)  does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

          (b) In the event that any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement with respect to any such Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower of such Change in Law as provided in paragraph (c) of this Section 2.12, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis, as the case may be, for such reduction.

          (c) The Borrower shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 2.12 unless such Lender has given written notice to the Borrower through the Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender incurred such amounts. If any Lender has notified the Borrower through the Agent of any increased costs pursuant to paragraph (a) of this Section 2.12, the Borrower at any time thereafter may, upon at least three Business Days' notice to the Agent (which shall promptly notify the Lenders thereof), and subject to Section 2.13, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph
(a) of this Section 2.12 with respect to such Lender, it will, if requested by the Borrower, and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, that such
                                                      --------
avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from the Borrower under this Section 2.12, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect, provided that such suspension shall not
                                     --------
affect the right of such Lender to receive the compensation so requested.

          (d) Each Lender (and in case of an Assignee on the date it becomes a Lender) that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes either (1) in the case of a Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Borrower (for the benefit of the Borrower and the Agent) that under applicable law and treaties no taxes are required to be withheld by the Borrower or the Agent with respect to any payments to be made to such Lender in respect of the Loans, (ii) agrees to furnish to the Borrower, with a copy to the Agent, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Borrower and the Agent), to the extent it may lawfully do so at such times, to provide the Borrower, with a copy to the Agent, a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agrees to furnish to the Borrower, with a copy to the Agent, (A) a certificate substantially in the form of Exhibit D hereto (any such certificate, a "Section 2.12(d) Certificate") and (B) two accurate and complete
                ---------------------------
original signed copies of Internal Revenue Service Form W-8, certifying to such Lender's legal entitlement at the Initial Closing Date to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement. Notwithstanding any provision of this Section 2.12 or 2.10(c) to the contrary, the Borrower shall have no obligation to pay any amount to or for the account of any Lender (or the Eurodollar Lending Office of any Lender) on account of any taxes pursuant to this Section 2.12, to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this Section 2.12, (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this Section 2.12(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Lender making the representation and covenants set forth in Section 2.12(d)(2), which payment would not be subject to such taxes were such Lender eligible to make and comply with, and actually made and complied with, the representation and covenants set forth in Section 2.12(d)(1) hereinabove.

          (e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Agent, to the Borrower, shall be conclusive in the absence of manifest error. The covenants contained in this Section 2.12 shall survive the termination of this Agreement and repayment of the Loans.

          2.13  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold such Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with Section 2.3 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Borrower, has given notice in accordance with Section 2.5, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with
Section 2.4, (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, as a result of Section 2.4 and/or a conversion pursuant to Section 2.11) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit), or (e) not being covered by the indemnities provided for in Section 12.1(a) of the Participation Agreement as the result of the application of Section 12.1(b) of the Participation Agreement. This covenant shall survive termination of this Agreement and repayment of the Loans.

          2.14  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby
                ------------------------------------
unconditionally promises to pay to the Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Synthetic Loan of such Lender on the Maturity Date and (ii) the then unpaid principal amount of the Term Synthetic Loans of such Lender on the Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in Section 2.7.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Agent shall maintain the Register pursuant to subsection 9.5(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Synthetic Loan and Term Synthetic Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.14(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded; provided that the failure of any
                                              --------
Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender or to repay any other obligations in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of such Borrower evidencing the Revolving Credit Synthetic Loans of such Lender, substantially in the form of Exhibit A-1, in the case of Revolving Credit Synthetic Loans which are Tranche A Loans (a "Tranche A Revolving Credit
                                                     --------------------------
Note"), or Exhibit A-2, in the case of Revolving Credit Synthetic Loans which
----
are Tranche B Loans (a "Tranche B Revolving Credit Note"), and/or (ii) a
                        -------------------------------
promissory note of such Borrower evidencing the Term Synthetic Loan of such Lender, substantially in the form of Exhibit A-3, in the case of Term Synthetic Loans which are Tranche A Loans (a "Tranche A Term Loan Note"), or Exhibit A-4,
                                    ------------------------
in the case of Term Synthetic Loans which are Tranche B Loans (a "Tranche B Term
                                                                  --------------
Loan Note").
---------

          2.15  Replacement of Lenders.  In the event any Lender is a Non-
                ----------------------
Funding Lender, exercises its rights pursuant to Section 2.11 or requests payments pursuant to Section 2.12, the Borrower may require, at the Borrower's expense (including payment of any processing fees under Section 9.5(e)) and subject to Section 2.13, such Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.5) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes) to a bank, financial institution or other entity specified by the Borrower, provided that
                                                                 --------
(i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Agent, which consent shall not unreasonably be withheld, to such assignment, and (iii) the Borrower shall have paid to the assigning Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to Sections 2.11, 2.12 and 2.13).


                           3.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that the representations and warranties set forth in Section 7 of the Participation Agreement are true and correct.


                           4.  CONDITIONS PRECEDENT

          4.1  Conditions to Effectiveness.  The effectiveness of this Agreement
               ---------------------------
is subject to the satisfaction of all conditions precedent set forth in Section
6.1 of the Participation Agreement required by said Section to be satisfied on or prior to the Closing Date.

          4.2  Conditions to Each Loan.  The agreement of each Lender to make
               -----------------------
any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Borrower, the Lessee or each Guarantor in or pursuant to the Operative Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c)  Participation Agreement Conditions.  With respect to each Loan,
               ----------------------------------
     the applicable conditions precedent to the Advance associated therewith specified in Section 6 of the Participation Agreement shall have been satisfied.

          (d)  Investor Contribution.  With respect to each Advance, the Agent
               ---------------------
     shall be satisfied that the Borrower shall receive from the Investors on the relevant Funding Date an amount equal to the Investor Contribution associated with such Loan.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower or the Lessee, as the case may be, as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

                           5.  COVENANTS

          So long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

          5.1  Other Activities.  The Borrower shall not conduct, transact or
               ----------------
otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Agreements and other activities incidental or related to the foregoing.

          5.2  Ownership of Property, Indebtedness.  The Borrower shall not own,
               -----------------------------------
lease, manage or otherwise operate any properties or assets other than in connection with the activities described in Section 5.1, or incur, create, assume or suffer to exist any indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in Section 5.1 (including the Loans and other obligations incurred by the Borrower hereunder).

          5.3  Disposition of Assets.  The Borrower shall not convey, sell,
               ---------------------
lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except (i) for the disposition of inventory, trade fixtures, machinery, equipment or other personal property located on or used in connection with any Property, upon the request of the Lessee made in the ordinary course of business, provided that the removal of such inventory, trade fixtures, machinery, equipment or other personal property does not materially impair the value, utility or remaining useful life of such Property, unless appropriate replacements having at least equal value, utility and remaining useful life are provided therefor or (ii) as otherwise permitted under the Operative Agreements.

          5.4  Compliance with Operative Agreements.  The Borrower shall at all
               ------------------------------------
times (a) observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party and (b) observe and perform, or cause to be observed and performed, (i) all of the covenants, conditions and obligations of the Lessee under the Lease, even in the event the Lease is terminated at its stated expiration, following a Lease Event of Default or otherwise and (ii) all of the covenants, conditions and obligations of the Construction Agent relating to the construction of the Improvements under the Agency Agreement.

          5.5  Further Assurances.  At any time and from time to time, upon the
               ------------------
written request of the Agent, the Borrower will, at its own sole expense, promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or the Required Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

          5.6  Notices.  If on any date the Borrower shall obtain actual
               -------
knowledge of the occurrence of a Default or Event of Default, the Borrower will give prompt written notice thereof to the Agent.

          5.7  Discharge of Liens.  The Borrower will not create or permit to
               ------------------
exist at any time, and will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that the Borrower shall not be required to
                    --------
discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the construction, use, operation or disposition of (including, as a result of the exercise of the Purchase Option), the Property or title thereto or any interest therein or the payment of Rent.

          5.8  Recordkeeping.  On each date on which the Tranche A/B Property
               -------------
Cost or Tranche A/B Construction Property Cost for any Property is increased or decreased pursuant to this Agreement, the Borrower shall notify the Agent of the amount of such increase or decrease and the identity of the affected Property.


                           6.  REMEDIAL PROVISIONS

          6.1  Events of Default.  Upon the occurrence of any of the following
               -----------------
specified events (each an "Event of Default"):
                           ----------------

          (a) The Borrower shall fail to (i) pay any principal of any Loan or Note when due in accordance with the terms hereof or thereof or (ii) pay any interest on any Loan or Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Credit Document to which it is a party (other than the terms, covenants or agreements referred to in paragraph (a) above) and such default shall have continued unremedied for a period of five Business Days after notice thereof from the Agent or the Required Lenders; or

          (c) Any Guarantor shall (i) fail to pay or perform any of the Guaranteed Obligations or (ii) default in the observance or performance of any agreement contained in Section 9 of the Guarantee or (iii) default in the observance or performance of any other agreement contained in any Credit Document to which it is a party and in the case of clause (iii), such default shall continue unremedied for a period of 30 days; or

          (d) Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Credit Document or by the Borrower in the Participation Agreement, or in any statement or certificate delivered or required to be delivered or required to be delivered pursuant hereto or thereto, shall prove to be incorrect in any material respect on or as of the date made or deemed made; or

          (e) Any representation, warranty or statement made or deemed made by any Guarantor in the Guarantee or in any other Operative Agreement, or in any statement or certificate delivered or required to be delivered pursuant thereto, shall prove to be incorrect in any material respect on or as of the date made or deemed made; or

          (f) Any Lease Event of Default shall have occurred and be continuing;
     or

          (g) The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement or the Trust Company shall default in the due performance or observance by it of any term, covenant or agreement contained in the Trust Agreement, and in each case such default shall have continued unremedied for a period of at least 30 days; or

          (h)(i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Borrower

     shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (i) Any Security Document shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Agent on behalf of the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or in the other Operative Agreements); or

          (j) The Guarantee or any material provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the Guarantee; or

          (k) Any Senior Secured Credit Agreement Event of Default shall have occurred and be continuing;

then, and in any such event, (A) if such event is an Event of Default specified in clauses (i) or (ii) of paragraph (h), or an Event of Default specified in paragraph (k) above resulting from an event specified in clause (i) or (ii) of paragraph (f) of Section 8 of the Senior Secured Credit Agreement, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an "Acceleration"). Except as expressly provided above in this
                  ------------
Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                           7.  [INTENTIONALLY OMITTED]

                           8.  MATTERS RELATING TO PAYMENTS AND COLLATERAL;
INTERCREDITOR AGREEMENT

          8.1  The Account.  (a)  The Agent shall establish an account (the
               -----------
"Account") into which the Agent shall deposit all payments, receipts and other
--------
consideration of any kind whatsoever paid under the Lease and received by the Agent pursuant to the Assignment of Lease.

          (a) Payments deposited from time to time in the Account shall be paid out as follows:

               (i) Any such payment identified by the Lessee as Basic Rent shall be paid out of the Account by the Agent on the relevant Interest Payment Date, and shall be applied, first, ratably to the payment of
                                         -----
     interest then due and payable on the Loans until such amounts are paid in full, second, to the payment to the Borrower of an amount equal to the
           ------
     Investor Yield then due and payable under the Operative Agreements until such amount is paid in full, and, third, the remainder of such amount shall
                                       -----
     be paid out of the Account by the Agent to such Person or Persons as the Borrower may designate.

               (ii) Any payment identified by the Lessee as a payment in respect of the Termination Value of any Property pursuant to Section 16 of the Lease or of the Termination Value of any Property pursuant to Section 20 of the Lease shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to
                                          -----
     the payment of the principal of Tranche B Loans then outstanding in an amount not to exceed the product of (x) the Tranche A/B Property Cost in respect of such Property and (y) the Tranche B Percentage in respect of such Property and all interest due and payable on such amount, second,
                                                                    ------
     ratably to the payment of the principal of Tranche A Loans then outstanding in an amount not to exceed the product of (x) the Tranche A/B Property Cost in respect of such Property and (y) the Tranche A Percentage in respect of such Property and all interest due and payable on such amount, third, to
                                                                    -----
     the payment to the Borrower of an amount not to exceed the outstanding Investor Property Cost in respect of such Property and the Investor Yield due and payable on such amount, and fourth, the remainder of such amount
                                         ------
     shall be paid out of the Account by the Agent to the Lessee.

              (iii) Any payment identified by the Lessee as proceeds of the sale of any Property pursuant to Section 21 of the Lease (but in any event excluding costs and expenses described in Section 21.2(i) of the Lease) ("Net Sale Proceeds") shall be paid out of the Account by the Agent
       -----------------
     simultaneously with the payment by the Agent out of the Account of the Maximum Residual Guarantee Amount pursuant to Section 8.1(b)(v) promptly after receipt, and shall be applied, first, ratably to the payment of the
                                          -----
     principal of Tranche B Loans then outstanding in an amount not to exceed the product of (x) the Tranche A/B Property Cost in respect of such Property and (y) the Tranche B Percentage in respect of such Property and all interest then due and payable on such amount, second, to the payment to
                                                       ------
     the Borrower of an amount not to exceed the outstanding Investor Property Cost in respect of such Property and the Investor Yield then due and payable on such amount, and third, the remainder of such amount ("Excess
                                 -----                                 ------
     Sale Proceeds") shall be held in the Account until the Maturity Date (or,
     -------------
     if earlier, the date of an Acceleration) for application in accordance with
     Section 8.1(b)(iv) or 8.2, as the case may be.

              (iv) On the Maturity Date any Excess Sale Proceeds contained in the Account shall be applied as follows: first, ratably to the payment of
                                               -----
     the principal and interest on the Loans then outstanding, second, to the
                                                               ------
     payment to the Borrower of an amount not to exceed the aggregate Investor Property Cost with respect to all Properties (whether or not the Lease has terminated with respect to any such Property) and the Investor Yield due and payable on such amount, and third, to the extent moneys remain after
                                     -----
     application pursuant to clauses first and second above, in the manner
                                     -----     ------
     specified in Section 8.2.

              (v) Any payment identified by the Lessee as the Maximum Residual Guarantee Amount in respect of any Property shall be paid out of the Account by the Agent promptly after receipt and shall be applied ratably to the payment of the principal of Tranche A Loans then outstanding in respect of such Property .

              (vi) Any payment identified by the Lessee as a Wear and Tear Payment or any Net Sale Proceeds Shortfall pursuant to Section 21.3 of the Lease shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to the payment of the principal of
                           -----
     Tranche B Loans then outstanding in an amount equal to the product of the Tranche B Percentage with respect to such Property and the Tranche A/B Property Cost with respect to such Property (in each case determined as of the date of sale of such Property pursuant to Section 21 of the Lease immediately prior to giving effect thereto) and all interest due and payable on such amount, and second, the remainder of such amount shall be paid out of the
                 ------
     Account by the Agent to the Borrower.

              (vii) Any payment identified by the Lessee as Supplemental Rent (other than any Maximum Residual Guarantee Amount) (but in any event excluding all Excepted Payments) shall be paid out of the Account by the Agent promptly after receipt, and shall be applied to the payment of any amounts then owing to the Agent, the Lenders, the Investors and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.1(b)) as shall be designated by the Lessee (or, in the absence of such designation, ratably according to the respective amounts so owing of which the Agent has received written notice).

In the event that the Lessee shall fail to identify the nature of any payment deposited by it in the Account, or the Agent in its reasonable judgment shall determine that the identification made by the Lessee is incorrect or inappropriate, the nature of such payment shall instead be identified by the Agent in its reasonable judgment and applied in the manner specified above;

provided, that in the event that the Agent identifies such payment as an
--------
Excepted Payment, such payment shall be paid out of the Account by the Agent to such Person or Persons as the Borrower may designate.

          (b) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower hereunder or under any other Credit Document, any moneys remaining in the Account shall be paid to the Borrower or such other Person or Persons as the Borrower may designate.

          8.2  Proceeds of Collateral; Proceeds Remaining in Account.  (a) All
               -----------------------------------------------------
moneys collected by the Agent under the Guarantee or upon any sale or other disposition of the Collateral pursuant to any Security Document, together with all other moneys received by the Agent thereunder and (b) all moneys contained in the Account on the date of an Acceleration or on the Maturity Date (excluding, in the case of any application made pursuant to this Section 8.2 on the Maturity Date, an amount equal to the aggregate amount of Excess Sale Proceeds or Maximum Residual Guarantee Amount deposited in the Account on or prior to such date, which amount shall instead be applied on the Maturity Date in accordance with Section 8.1(b)(iv) or Section 8.1(b)(v), respectively), or deposited in the Account thereafter, shall be applied as follows:

          First, to the payment of (x) any and all sums advanced by the Agent in
          -----
     order to preserve the Collateral or preserve its security interest therein and (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs;

          Second, to the payment of the amounts then due and unpaid for
          ------
     principal of the Tranche B Loans, according to the amounts due and payable on the Tranche B Loans in respect of principal;

          Third, to the payment of the amounts then due and unpaid for principal
          -----
     of the Tranche A Loans according to the amounts due and payable on the Tranche A Loans in respect of principal;

          Fourth, to the payment of the amounts then due and unpaid for interest
          ------
     accrued on the Tranche B Loans and the Tranche A Loans, ratably, without preference or priority of any kind, according to the amounts due and payable on the Tranche B Loans and the Tranche A Loans in respect of principal;

          Fifth, to the payment of an amount equal to the aggregate outstanding
          -----
     Investor Contribution and all amounts then due and payable on account of the Investor Yield;

          Sixth, to the extent moneys remain after application pursuant to
          -----
     clauses First through Fifth above, to the Lessee or to whomever may be
             -----         -----
     lawfully entitled to receive such surplus.

          8.3  Certain Remedial Matters.  Notwithstanding any other provision of
               ------------------------
this Agreement or any other Credit Document:

               (i) the Borrower shall at all times to the exclusion of the Agent retain (A) all rights to Excepted Payments and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto and (B) all of its rights under the Participation Agreement; and

               (ii) the Borrower shall at all times retain the right, but not to the exclusion of the Agent, (A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the "Borrower" or the "Lessor" pursuant to the Lease, the Participation Agreement or any other Operative Agreement, (B) to inspect the Properties and otherwise exercise rights of the "Lessor" under Section 10.2 of the Lease, (C) to retain all rights with respect to insurance that Section 14 of the Lease specifically confers upon the "Lessor", (D) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower may desire, (E) to enforce compliance by the Lessee with the provisions of Sections 8, 9, 10, 11, 14 and 30.10 of the Lease, and (F) subject to the other applicable provisions of this Agreement, to perform for the Lessee under Section 17 of the Lease.

          8.4  Release of the Property, etc.  (a)  If the Lessee shall at any
               ----------------------------
time purchase the Property pursuant to Section 16.2 of the Lease or exercise its Purchase Option with respect to the Property under Section 20 of the Lease, or if the Property shall be sold in accordance with Section 21 of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Loans pursuant to Section 2.5(c) and to pay accrued interest on the Loans so prepaid pursuant to Section 2.8, the Agent shall release the Property from the Liens created by the Security Documents. In addition, upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower or the Guarantor hereunder or under any other Operative Agreement, the Agent shall release all of the Properties from the Liens created by the Security Documents. Upon request of the Borrower following any such release, the Agent shall, at the sole cost and expense of the Borrower, execute and deliver to the Borrower or the Lessee such documents as the Borrower shall reasonably request to evidence such release.

          (a) Notwithstanding anything to the contrary herein, upon the termination of the Commitments and the payment in full of (i) the Loans and all other amounts owing by the Borrower or any Guarantor hereunder or under any other Operative Agreement and (ii) all amounts owing by the Lessee to the Lessor or to any other Person under the Operative Agreements, all remaining moneys in the Account shall be paid out to the Lessee.


                           9.  MISCELLANEOUS

          9.1  Amendments and Waivers.  Except as otherwise expressly set forth
               ----------------------
in this Agreement, no Operative Agreement nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1. The Borrower, the Investors or Required Investors, as applicable, the Trust Company and the Guarantors may, from time to time, with the written consent of the Required Lenders, the Agent and the Lessee, enter into written amendments, supplements or modifications to the Operative Agreements for the purpose of adding any provisions to any Operative Agreement to which they are parties or changing in any manner the rights of the Lenders or of the Lessee, the Lessor, the Investors, the Trust Company and the Guarantors thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of any such Operative Agreement or any Default or Event of Default and its consequences; provided that:
                                                  --------

          (a) no such waiver and no such amendment, supplement or modification shall release collateral not required or permitted by any Operative Agreement to be released; provided that, notwithstanding the foregoing, this clause (a) shall
             --------
not be applicable to and no consent shall be required for (i) releases of collateral as permitted by Section 8.4 hereof or (ii) releases of collateral as permitted by the Senior Secured Credit Agreement;

          (b) no such waiver and no such amendment, supplement or modification shall extend the final maturity date of any Note or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce or extend the time of payment of any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or change the amount of any Lender's Commitment or Commitment Percentage, or amend, modify or waive any provision of Section 8.1 and 8.2 or this Section 9.1 or reduce the percentage specified in the definition of Required Lenders or reduce the percentage specified in the definition of Supermajority Lenders or consent to the assignment or transfer by any Guarantor of any of its rights and obligations under any Operative Agreement, in each case, without the prior written consent of each Lender and each Senior Secured Lender directly affected thereby; and

          (c) no such waiver and no such amendment, supplement or modification affecting the then Agent shall amend, modify or waive any provision of Section 5 of the Agency and Intercreditor Agreement without the written consent of the Agent;

any such waiver and any such amendment, supplement or modification described in this Section 9.1 shall apply equally to each of the Lenders and shall be binding upon the Borrower, each Guarantor, the Lessee, the Lenders, the Agent, the Documentation Agent, the Syndication Agent and all future holders of the Notes and the Loans. In the case of any waiver, the Borrower, each Guarantor, the Lessee, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          Borrower:           Wilmington Trust Company
                              Rodney Square North
                              1100 North Market Street
                              Wilmington, Delaware 19890-0001
                              Attention:  Corporate Trust Administration
                              Telecopy:  (302) 651-8882


          The Agent:          The Chase Manhattan Bank
                              c/o The Loan and Agency Services Group
                              One Chase Manhattan Plaza, 8th floor
                              New York, New York  10081
                              Attention: Janet M. Belden
                              Telecopy: (212) 522-5658

          With a copy to:     Chase New England Corporation
                              85 Wells Avenue, Suite 200
                              Newton, Massachusetts  02159
                              Attention:  Roger A. Stone
                              Telecopy:  (617) 928-3057

provided that any notice, request or demand to or upon the Agent or the Lenders
--------
pursuant to Section 2.3, 2.4, 2.5, or 2.10(d) shall not be effective until received and, provided, further, that the failure to provide the copies of
              --------  -------
notices to the Borrower provided for in this Section 9.2 shall not result in any liability to the Agent.

          9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Operative Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          9.5  Successors and Assigns; Participations and Assignments.  (a) This
               ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent, all future holders of the Notes and the Loans and their permitted respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant") participating interests in any Loan owing to
                   -----------
such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements; provided, that any such participation shall be ratable as between
            --------
the Tranche A Loans and Tranche B Loans of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of setoff shall be subject
                            --------
to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in the Agency and Intercreditor Agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; and provided, further, that no Participant shall be
                          --------  -------
entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of (i) all of the Lenders hereunder,
(ii) such Lender with respect to matters specified in Section 9.1(b) only if it is affected thereby or (iii) all of the Lenders holding the relevant Commitments subject to such participation.

          (b) Subject to paragraph (g) of this Section 9.5, any Lender may, in the ordinary course of its commercial banking, lending or investment business and in accordance with applicable law, (i) at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the other Operative Agreements to any Lender or any Affiliate thereof, provided
                                                                       --------
that, in the event of a sale of less than all of such rights and obligations, such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain Commitments and/or Loans aggregating at least $5,000,000 (or such lesser amount as the Agent may determine) and (ii) with the consent of the Borrower, the Lessee and the Agent (which in each case shall not be unreasonably withheld or delayed) at any time and from time to time assign to one or more additional banks, mutual funds or financial institutions or entities (each, an "Assignee"), all or any part of its rights and obligations under this
           --------
Agreement and the other Operative Agreements, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower, the Lessee and the Agent), and delivered to the Agent for its acceptance and recording in the Register; provided that (A) each such sale
                                          --------
pursuant to clause (ii) of this Section 9.5 (c) shall be in a principal amount of $5,000,000 or more unless the assigning Lender is transferring all of its rights and obligations and (B) in the event of a sale of less than all of such rights and obligations, such Lender after any such sale shall retain Commitments and/or Loans aggregating at least $5,000,000 (or such lesser amount as the Agent and the Borrower may determine). Any such assignment shall be ratable as between the Tranche A Loans and Tranche B Loans of the assigning Lender. Each assignment of Commitments and Revolving Credit Synthetic Loans to an Assignee pursuant to this Section 9.5(c) shall automatically include an assignment to such Assignee of an equal percentage of all the assigning Lender's rights and obligations in respect of the Senior Secured Revolving Credit Loans and Revolving Credit Commitments under the Senior Secured Credit Facility. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and to the Agency and Intercreditor Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement and the Agency and Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto and to the Agency and Intercreditor Agreement but shall continue to be entitled to the benefits of the indemnification provisions set forth in Section 12 of the Participation Agreement).

          (c) The Agent, which for purposes of this Section 9.5(d) only shall be deemed to be the agent of the Borrower, shall maintain at the address of the Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names
                                     --------
and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the

Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Operative Agreements, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower, the Lessee and the Agent), together with payment to the Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender prior to the execution of such supplement and $1,000 otherwise (which fee need not be paid in the case of any assignment by a Lender to an affiliate of such Lender), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower at its own expense, shall execute and deliver to the Agent (in exchange for any or all of the Notes of the assigning Lender) new Notes to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any Loans hereunder, new Notes, to the order of the assigning Lender in an amount equal to the Commitment or such Loans, as the case may be, retained by it hereunder.
Such new Notes shall be dated the Initial Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (e) If, pursuant to this Section 9.5, any interest in this Agreement or any Note is transferred to any Participant or Assignee (each, a "Transferee")
                                                                    ----------
which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer either (1) in the case of a Transferee that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to the extent permitted by then-current law to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Agent, the Lessee and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of any Transferee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, the Lessee and the Borrower) that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, to the Company), with a copy to the Agent, (A) a Subsection 2.12(d) Certificate and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Transferee's legal entitlement on the date of the effectiveness of such transfer to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower), to the extent legally entitled to do so, upon reasonable request by the transferor Lender (or, in the case of any Transferee registered in the Register, the Agent or the Company), to provide to the transferor Lender, the Agent and the Borrower such other forms as may be required to establish the legal entitlement of such Transferee to an exemption from withholding tax with respect to payments under this Agreement.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          9.6  Set-off.  In addition to any rights and remedies of the Lenders
               -------
provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; the issuance of any execution against any substantial portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or the issuance of a warrant of attachment against any substantial portion of the property of; the Borrower to set off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, the Borrower hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender, subject in each case to the Agency and Intercreditor Agreement. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided
                                                                      --------
that the failure to give such notice shall not affect the validity of such set-off and application.

          9.7   Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent. This Agreement shall become effective when the Agent shall have received copies of this Agreement executed by the Borrower, the Agent, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Agent.

          9.8   Severability. Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.9   Integration.  This Agreement and the other Operative Agreements
                -----------
represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Agreements.

          9.10  Governing Law; No Third Party Rights.  THIS AGREEMENT AND THE
                ------------------------------------
NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in Section 9.5, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

          9.11  Submission to Jurisdiction; Waivers.  (a)  Each party to this
                -----------------------------------
Agreement hereby irrevocably and unconditionally:

                (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Operative Agreements, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE AND ANY COUNTERCLAIM THEREIN.

          9.12 Special Indemnification.  Notwithstanding any provision in this
               -----------------------
Agreement to the contrary, (a) each Lender, or Transferee of any Lender pursuant to Section 9.5(f) of this Agreement, shall indemnify the Borrower, the Trust Company and the Agent, and hold each of them harmless against any and all payments, expenses or taxes which the Borrower, the Trust Company or the Agent may become subject to or obligated to pay if and to the extent that, (i) on the Initial Closing Date or the effective date of transfer, as the case may be, such Lender, or such Transferee of a Lender pursuant to Section 9.5(f) of this Agreement, (A) makes the representation and covenants set forth in Section 2.12(d)(2) of this Agreement, or, in the case of a Transferee, pursuant to
Section 9.5(f)(2) of this Agreement and the Assignment and Acceptance, and (B) is not in fact also qualified to make the representation and covenants set forth in Section 2.12(d)(1) of this Agreement or, in the case of a Transferee, pursuant to Section 9.5(f)(2) of this Agreement and the Assignment and Acceptance, and (ii) as a result of any Change in Law or compliance by such Lender, or Transferee, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority the Borrower or the Agent is required to make any additional payments on account of U.S. withholding taxes and amounts related thereto with respect to any payments under this Agreement, any Note, or a Eurodollar Loan, made prior to such Change in Law or request or directive, none of which payments would have been required if such Lender, or Transferee, was qualified on the Initial Closing Date or the date of the transfer, as the case may be, to make the representation and covenants set forth in Section 2.12(d)(1) of this Agreement or pursuant to Section 9.5(f)(1) of this Agreement and the Assignment and Acceptance, as the case may be, and (b) each Lender, or Transferee, agrees that to the extent any amount payable by such Lender or Transferee pursuant to this Section 9.12 remains unpaid on any Interest Payment Date or the date on which any prepayment is made, the Borrower shall have the right to set-off against any payment due to such Lender or Transferee on such date any amounts owing to such Borrower pursuant to this
Section 9.12.

          9.13 Nonrecourse.  Anything to the contrary contained in this
               -----------
Agreement or in any other Operative Agreement notwithstanding, neither the Borrower nor any officer, director or shareholder thereof, nor any of the Borrower's successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any
                     ------------------
respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements. The Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Agent nor the Lenders shall have any recourse against the Borrower, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Collateral and the Guarantor; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement. Notwithstanding the foregoing provisions of this Section 9.13, nothing in this Agreement or any other Operative Agreement shall (a) constitute a waiver, release or discharge of any obligation evidenced or secured by this Agreement or any other Credit Document, (b) limit the right of the Agent or any Lender to name the Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document, or (c) affect in any way the validity or enforceability of the Guarantee or any other guaranty (whether of payment and/or performance) given to the Agent or the Lenders, or of any indemnity agreement given by the Borrower, in connection with the Loans made hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                HHC 1998-1 TRUST

                                By:  Wilmington Trust Company, not in its
                                     individual capacity but solely as Trustee

                                By:  /s/ Robert P. Hines, Jr.
                                     -----------------------------------------
                                     Title: Financial Services Officer

                                        THE CHASE MANHATTAN BANK, as the Agent
                                        and a Lender


                                        By:  /s/ Robert Anastasio
                                             ------------------------------
                                             Title: Vice President

                                        CHASE SECURITIES INC., as the Arranger


                                        By:  /s/ Robert Anastasio
                                             --------------------
                                             Name:
                                             Title:

                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as a Co-Arranger, the Syndication Agent, and a Lender


                                        By:  /s/ Michael Hart
                                             ---------------------------------
                                             Title: Principal

                                        BT ALEX. BROWN INCORPORATED, as a
                                        Co-Arranger


                                        By:  /s/ Lorenz E. Zimmerman, Jr.
                                             --------------------------------
                                             Title: Principal

                                        BANKERS TRUST COMPANY, as the
                                        Documentation Agent and a Lender


                                        By:  /s/ Mary Kay Coyle
                                             ---------------------------
                                             Title: Managing Director

                                        ARAB BANKING CORPORATION (B.S.C.)


                                        By:  /s/ Louise Bilbro
                                             ---------------------------------
                                             Title: Vice President

                                        BANKBOSTON, N.A.


                                        By:/s/ Gregory R.D. Clark
                                           -----------------------------------
                                           Title: Managing Director

                                        BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY


                                        By:/s/ Douglas J. Weir
                                           ------------------------------------
                                           Title: Vice President

                                        CITICORP U.S.A., INC.


                                        By:/s/ R. Bruce Hall
                                           -------------------------------------
                                           Title: Vice President

                                        CREDITANSTALT CORPORATE
                                        FINANCE, INC.


                                        By:/s/ David E. Yewer
                                           -------------------------------------
                                           Title: Vice President


                                        By:/s/ Catherine K. MacDonald
                                           -------------------------------------
                                           Title: Vice President

                                        DRESDNER BANK AG, NEW YORK BRANCH
                                        AND GRAND CAYMAN BRANCH


                                        By:/s/ Andrew P. Nesi
                                           -------------------------------------
                                           Title: Vice President


                                        By:/s/ Charles M. O'Shea
                                           -------------------------------------
                                           Title: Vice President

                                         THE FIRST NATIONAL BANK OF
                                          MARYLAND


                                         By:/s/ Michael B. Stueck
                                            -------------------------------
                                            Title: Vice President

                                         FIRST UNION NATIONAL BANK


                                         By:/s/ Joseph H. Towell
                                            -------------------------------
                                            Title: Senior Vice President

                                         FLEET NATIONAL BANK


                                         By:/s/ Maryann S. Smith
                                            -------------------------------
                                            Title: Vice President

                                         IMPERIAL BANK


                                         By:/s/ Ray Vadalma
                                            -------------------------------
                                            Title: Senior Vice President

                                         NATIONSBANK, N.A.


                                         By:/s/ Kevin Wagley
                                            -------------------------------
                                            Title: Vice President

                                         PROVIDENT BANK OF MARYLAND


                                         By:/s/ Jennifer D. Patton
                                            -------------------------------
                                            Title: Assistant Vice President

                                         STAR BANK, NATIONAL ASSOCIATION


                                         By:/s/ William J. Goodwin
                                            -------------------------------
                                            Title: Senior Vice President

                                         THE CIT GROUP/BUSINESS CREDIT, INC.


                                         By:/s/ David Kaplowitz
                                            -------------------------------
                                            Title: Vice President

                                 SCHEDULE 1.1
                      LENDERS, ADDRESSES AND COMMITMENTS




                                                     Commitment
                                                     ----------


THE CHASE MANHATTAN BANK                            $14,181,250.00
85 Wells Avenue, Suite 200
Newton, MA  02159
Attn: Roger Stone
Telecopy:  617-928-3057

MORGAN STANLEY SENIOR FUNDING, INC.                 $16,378,125.00
1585 Broadway
New York, NY  10036
Attn: Michael A. Hart
Telecopy:  212-761-0587

BANKERS TRUST COMPANY                               $17,565,625.00
One Bankers Trust Plaza
130 Liberty Street
New York, NY  10006
Attn: Mary Kay Coyle
                       Telecopy:  212-250-1343

BANK OF TOKYO-MITSUBISHI TRUST COMPANY              $15,750,000.00
1251 Avenue of the Americas, 12th Floor
New York, NY  10020
Attn:  Doug Weir
Telecopy:  212-782-4935

CITICORP U.S.A., INC.                               $15,750,000.00
399 Park Avenue, 5th Floor
New York, NY  10043
Attn:  Bruce Hall
Telecopy:  212-559-0292

FIRST UNION NATIONAL BANK                           $15,750,000.00
301 South College Street
Charlotte, NC  28288

Attn:  J. Matt MacIver
Telecopy:  704-383-9144

NATIONSBANK, N.A.                                   $15,750,000.00
One Nationsbank Plaza - 7th Floor
Nashville, TN  37239-2697
Attn:  Kevin Wagley
Telecopy:  615-749-4640

ARAB BANKING CORPORATION (B.S.C.)                   $13,000,000.00
277 Park Avenue, 32nd Floor
New York, NY  10172-3299
Attn:  Sandy Tilney
Telecopy:  212-583-0921

THE CIT GROUP/BUSINESS CREDIT, INC.                 $13,000,000.00
1211 Avenue of the Americas
New York, NY  10036
Attn:  Victor Russo
Telecopy:  212-536-1297

BANKBOSTON, N.A.                                    $13,000,000.00
100 Federal Street, 8th Floor
Boston, MA  02110
Attn:  Gregory Clark
Telecopy:  617-434-4929

CREDITANSTALT CORPORATE FINANCE, INC.               $13,000,000.00
2 Greenwich Plaza
Greenwich, CT  06830
Attn:  David Yewer
Telecopy:  203-861-1475

DRESDNER BANK AG, NEW YORK BRANCH                   $13,000,000.00
AND GRAND CAYMAN BRANCH
75 Wall Street, 24th Floor
New York, NY  10005
Attn:  Felix Camacho
Telecopy:  212-429-2129

THE FIRST NATIONAL BANK OF MARYLAND                 $13,000,000.00
25 South Charles Street
Baltimore, MD  21201
Attn:  Bob Hauver
Telecopy:  410-244-4388

FLEET NATIONAL BANK                                  $13,000,000.00
1 Federal Street, MAOF 0324
Boston, MA  02110
Attn:  Paul R. Trefry
Telecopy:  617-346-4885

PROVIDENT BANK OF MARYLAND                           $13,000,000.00
114 East Lexington Street, 5th Floor
Baltimore, MD  21202
Attn:  Tom Myers
Telecopy:  410-277-2793

STAR BANK, NATIONAL ASSOCIATION                      $13,000,000.00
425 Walnut Street, 8th Floor, Corporate Banking
Cincinnati, OH  45201-1038
Attn:  Mark Whitson
Telecopy:  513-632-2068

IMPERIAL BANK                                        $10,000,000.00
9920 South La Clenega Blvd., 14th Floor
Inglewood, CA  90301
Attn:  Jamie Harney
Telecopy:  310-417-5997


TOTAL                                               $238,125,000.00

                                                               Schedule 2 to the
                                                                Credit Agreement
                                                                ----------------



                                 PRICING  GRID


---------------------------------------------------------------------
                                               Applicable Margin
                                           --------------------------
                                             ABR Loans   Eurodollar
             Leverage Ratio                                Loans
---------------------------------------------------------------------
 Greater than or equal to 5.0                  1.250%       2.250%
---------------------------------------------------------------------
 Less than 5.0 to 1.0, but greater than        1.000%       2.000%
 or equal to 4.5 to 1.0
---------------------------------------------------------------------
 Less than 4.5 to 1.0, but greater than        0.750%       1.750%
 or equal to 4.0 to 1.0
---------------------------------------------------------------------
 Less than 4.0 to 1.0, but greater than        0.500%       1.500%
 or equal to 3.5 to 1.0
---------------------------------------------------------------------
 Less than 3.5 to 1.0, but greater than        0.250%       1.250%
 or equal to 3.0 to 1.0
---------------------------------------------------------------------
 Less than 3.0 to 1.0                          0.000%       1.000%
---------------------------------------------------------------------